                                                                     EXHIBIT 4.4

                            SETTLEMENT AND RELEASE

This SETTLEMENT AND RELEASE AGREEMENT (the "Agreement"), executed this 10/th/ day of September, 2001, is entered into by and among Constellation 3D, Inc., a Delaware corporation (the "Company"), and G.L.A.S. Trading, Ltd. ("Releasor").

WHEREAS, Releasor has provided services for the Company of which $ 300,000 remains unpaid for by the Company;

WHEREAS, the Company and Releasor desire to settle fully and finally any and all matters between them as of the date hereof, including, but not limited to, any issues or claims that may arise out of the services performed by Releasor on behalf of the Company;

WHEREAS, the Company desires and Releasor agrees to accept full payment for the services rendered in shares of the Company's common stock and in exchange for a full release by Releasor in favor of the Company;

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, intending to be legally bound, the parties hereto hereby agree as follows:

A.   Payment for Services. Releasor hereby accepts a warrant with piggyback
     --------------------
registration rights (the form of which is annexed hereto) for 302,000 shares of the Company's common stock in full and complete satisfaction of any and all obligations and/or debt owed to Releasor by the Company. In addition, Releasor grants the Company a full and general release as set forth in paragraph B.

B.   The Release. Releasor knowingly and voluntarily does hereby release and
     ------------
forever discharges CONSTELLATION 3D, INC. and its subsidiaries and affiliates, together with all of their respective past and present directors, managers, officers, partners, employees and attorneys, and each of their predecessors, successors and assigns, and any of the foregoing in their capacity as a shareholder or agent of Constellation 3D, Inc. (collectively, "Releasees") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, which against them the Releasor or subsidiaries and affiliates, together with all of their respective past and present directors, managers, officers, partners, employees and attorneys, and each of their predecessors, successors and assigns, and any of the foregoing in their capacity as a shareholder or agent of the Company ever had, now have, or may hereafter claim to have against any of the Releasees by reason of any matter, cause or thing whatsoever arising on or before the date hereof and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the "Release"). The Release includes, without limitation, any rights or claims relating in any way to debts due to Releasor for services rendered or any other federal, state or local law, regulation, ordinance or common law, or under any policy, agreement, understanding or promise, whether written or oral, formal or informal, between any of the Releasees, and Releasor.

C.   Miscellaneous.
     -------------

     (i)   Enforcement; Governing Law; Jurisdiction.  This Agreement shall be
           ----------------------------------------
governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles. The parties irrevocably consent to the exclusive jurisidiction of the state and federal courts located in New York, New York for any disputes which may arise hereunder.

     (ii)  Headings.  The section and paragraph headings contained in this
           --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (iii) Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (iv)  Entire Agreement.  This Agreement constitutes the entire agreement,
           ----------------
and supersedes any and all prior agreements, and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof except as otherwise provided herein.

     (v)   Severability.  If any term or other provision of this Agreement is
           ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

     (vi)  Successors.  This Agreement shall be binding upon and shall inure
           ----------
to the benefit of each of the parties hereto, and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns. The provisions of Section B hereof are intended to be for the benefit of, and shall be enforceable by, each Releasee and his, her or its, heirs and representatives.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              CONSTELLATION 3D, INC.

                              By: /s/ Lev Zaidenberg
                                 -------------------------------
                              Name:
                              Title: Officer and Director

                              G.L.A.S. Trading, Ltd. (RELEASOR)

                              By: /s/ Pavel Merkoulov
                                 -------------------------------
                              Name:
                              Title: Officer

                                   EXHIBIT A
                          FORM OF WARRANT CERTIFICATE


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE. THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                         COMMON STOCK PURCHASE WARRANT

                          Number of Shares:  302,000

                             CONSTELLATION 3D, INC.
                             ----------------------

                          Void after December 1, 2004

1.   Issuance. This Warrant is issued to G.L.A.S. Trading Ltd. by Constellation
     --------
3D, Inc., a Delaware corporation (hereinafter with its successors called the "Company").

2.   Purchase Price; Number of Shares.  Subject to the terms and conditions
     --------------------------------
hereinafter set forth, the registered holder of this Warrant (the "Holder"), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, at 805 Third Avenue - 14/th/ Floor, New York, NY 10022, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share (the "Purchase Price") of $0.0001, of up to ____________ fully paid and nonassessable shares of Common Stock, $ .00001 par value, of the Company (the "Common Stock").

3.   Exercisability.  This Warrant will become exercisable upon the execution
     --------------
hereof by the Company.

4.   Payment of Purchase Price; Cashless Exercise.  Payment of the Purchase
     --------------------------------------------
Price of the shares shall be by certified check or cashier's check or by wire transfer (of same day funds) to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised at any time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by the Company in good faith by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference, but not less than zero between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock. "Market Price," as of any date, (i) means the
                                 -------------
average of the closing bid prices for the shares of Common Stock as reported on the Nasdaq National Market by Bloomberg Financial Markets ("Bloomberg") for the five (5) consecutive trading days immediately preceding such date, or (ii) if the Nasdaq National Market is not the principal trading market for the shares of Common Stock, the average of the closing bid prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no bid price for such period, the last reported price reported by Bloomberg for such period, or (iii) if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no closing bid price is so reported for such security, the last closing trade price of such security as reported by Bloomberg, or (iv) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

5.   Partial Exercise.  This Warrant may not be exercised in part.
     ----------------

6.   Issuance Date. The person or persons in whose name or names any certificate
     -------------
representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed. Until such time as this Warrant is exercised in whole or in part, the Holder hereof shall have no rights as a shareholder of the Company.

7.   Expiration Date.  This Warrant shall expire at the close of business on
     ---------------
December 1, 2004, and shall be void thereafter.

8.   Reserved Shares; Valid Issuance.  The Company covenants that it will at
     -------------------------------
all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.   Dividends.  If after September 10, 2001 (the "Original Issue Date") the
     ---------
Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10.  Fractional Shares.  In no event shall any fractional share of Common Stock
     -----------------
be issued upon any exercise of this Warrant. If, upon exercise of this Warrant, the Holder would, except as provided in this Section 12, be entitled to receive a fractional share of Common Stock, then the Company shall make a cash payment to the Holder equal to the quotient of (a) such fraction multiplied by (b) the fair market value of a share of Common Stock as determined by the Company's Board of Directors, in its sole discretion.

11.  Notices of Record Date, Etc.  In the event of:
     ----------------------------

     a. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

     b. any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

     c. any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any dividend or distribution, or of any such transaction.

12.  Amendment.  The terms of this Warrant may be amended, modified or waived
     ---------
only with the written consent of the Company and the holders of Warrants representing at least two-thirds of the number of shares of Common Stock then issuable upon the exercise of the Warrants. No such amendment, modification or waiver shall be effective as to this Warrant unless the terms of such amendment, modification or waiver shall apply with the same force and effect to all of the other Warrants then outstanding.


13.  Warrant Register; Transfers, Etc.
     ---------------------------------

     a. The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

     b. This Warrant may not be transferred or assigned in whole or in part without the prior written consent of the Company, and without compliance with all applicable federal and state securities laws by the transferor and the transferee. Subject to all of the restrictions of the prior sentence, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for a permitted transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

     c. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided, however, that so long as the original holder of this Warrant is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Company against any loss arising from the issuance of such new warrant.

14.  No Impairment.  The Company will not, by amendment of its Articles of
     -------------
Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

15.  Governing Law.  The provisions and terms of this Warrant shall be governed
     -------------
by and construed in accordance with the internal laws of the State of New York.

16.  Successors and Assigns.  This Warrant shall be binding upon the Company's
     ----------------------
successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

17.  Business Days.  If the last or appointed day for the taking of any action
     -------------
required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of Delaware, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

18.  Consolidation or Merger.  In case of any consolidation of the Company with,
     -----------------------
or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger, sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 19 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant.

19.  Registration.  If lawful, the Company shall include the Warrant shares on
     ------------
its next filed  registration statement.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized:

Issued: New York, New York              Constellation 3D, Inc.
        September 10, 2001
                                        /s/ Lev Zaidenberg
                                        By: Officer and Director

ASSIGNMENT


  For value received __________________ hereby sells, assigns and transfers unto _____ ___________________ assigns and transfers unto
____________________________________

_____________________________________________________________________________
[Please print or typewrite name and address of Assignee]
_____________________________________________________________________________
the within Warrant, and does hereby irrevocably constitute and appoint
_________________
its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.


Dated: __________________

In the presence of:

________________________

SUBSCRIPTION


To: ____________________        Date: ___________________

  The undersigned hereby subscribes for _______ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                   ________________________
                                   Signature

                                   ________________________
                                   Name for Registration

                                   ________________________
                                   Mailing Address